CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 33-49374) of The Appleton Funds and to the use of our report dated January 15, 2004 on the December 31, 2003 financial statements, incorporated by reference therein.


                                                      /s/ Ernst & Young LLP

Cincinnati, Ohio
April 29, 2004